EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Chief Executive Officer and Chief Financial Officer of Farmhouse, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, the Quarterly Report on Form 10-Q of Farmhouse, Inc. as of June 30, 2025 and for the six months ended June 30, 2025 and 2024, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Farmhouse, Inc.

Farmhouse, Inc.

Date: November 14, 2025	By:	/s/ Evan Horowitz
EVAN HOROWITZ
Chief Executive Officer, Director
(Principal Executive Officer)

Date: November 14, 2025	By:	/s/ Lanny R. Lang
LANNY R. LANG
Chief Financial Officer, Chief Accounting Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Farmhouse, Inc. and will be retained by Farmhouse, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.